Exhibit 10.7.1

Alexandra (Wills) Hughes-Wilson

[XXXXXXXXXXXXX]

8 March 2019

Dear Wills

Changes in Terms and Conditions of Employment

This letter sets out changes in the terms and conditions of your employment dated 19 February 2018 as amended on 29 May 2018 (the “Contract”) with effect from 1 January 2019.

1.	Term of Appointment

Clause 2.1 of the Contract shall be deleted in its entirety and replaced with the following revised Clause 2.1.

“The Appointment shall commence on the Commencement Date and shall continue, subject to the remaining terms of this Contract, until terminated by either party giving the other not less than 6 months’ prior notice in writing”.

2.	Hours of Work

Clause 7.1 of the Contract shall be deleted in its entirety and replaced with the following revised Clause 7.1:

“7.1

Your normal working hours are from 09:00 to 17:00 for four working days a week, excluding public and bank holidays of England and Wales, together with such additional hours, on week days (including public and bank holidays of England and Wales) or weekends, as may be necessary for the proper performance of your duties. “

3.	Salary

Clause 8.1 of the Contract shall be deleted in its entirety and replaced with the following revised Clause 8.1:

“8.1 Your salary is £185,400 per annum based on working four days a week for the Company (the “Salary”), less statutory and voluntary deduction. The Salary shall accrue from day to day and be payable by equal monthly instalments in arrears on the last business day of each calendar month directly into your bank or building society account”

Mereo BioPharma Group plc

4th Floor, 1 Cavendish Place

London, W1G 0QF

T: +44 (0) 3330237300

www.mereobiopharma.com

Mereo Biopharma Group Limited is company registered in England and Wales under number 9481161 whose registered office is at 15 Stratton Street, London W1J 8LQ

4.	Holidays

Clauses 12.1 and 12.5 of the Contract shall be deleted in their entirety and replaced with the following revised Clauses 12.1 and 12.5:

“12.1 In addition to the usual public and bank holidays of England and Wales, you shall be entitled to 20 days’ paid holiday in each complete holiday year worked (and pro rata for any holiday year worked in part) to be taken at such time or times as shall be agreed by your Manager.”

“12.5 On termination of the Appointment you shall be entitled to be paid in lieu of holiday accrued but untaken in the holiday year in which termination takes place. Your entitlement to holiday will be calculated on the basis that each day of paid holiday is equal to 1/208 of your salary. Alternatively, you will be required to repay to the Company pay for any holiday taken in excess of your entitlement at the same rate.”

5.	Termination

In Clause 18.1, shall be deleted in its entirety and replaced with the following revised Clause 18.1:

“18.1 You or the Company may terminate the Appointment on written notice of 6 months”

Please can you review, sign and date this letter to indicate your acceptance of these changes to your terms and conditions of employment.

Yours sincerely

/s/ Denise Scots-Knight

Denise Scots-Knight

Chief Executive Officer

Mereo BioPharma Group plc

4th Floor, 1 Cavendish Place

London, W1G 0QF

T: +44 (0) 3330237300

www.mereobiopharma.com

Mereo Biopharma Group Limited is company registered in England and Wales under number 9481161 whose registered office is at 15 Stratton Street, London W1J 8LQ

Signed as a deed by ALEXANDRA HUGHES-WILSON                 /s/ Alexandra Hughes-Wilson

in the presence of

Signature of witness	/s/ Jessica Doughty

Name of witness	Jessica Doughty

Address of witness	[XXXXXXXXXX]

Mereo BioPharma Group plc

4th Floor, 1 Cavendish Place

London, W1G 0QF

T: +44 (0) 3330237300

www.mereobiopharma.com

Mereo Biopharma Group Limited is company registered in England and Wales under number 9481161 whose registered office is at 15 Stratton Street, London W1J 8LQ